Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	William Ruthrauff, ext. 6571	February 4, 2015
Shelly Oates, ext. 3202

AmeriGas Partners Reports Fiscal First Quarter Earnings

VALLEY FORGE, Pa., February 4 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported adjusted net income of $97.3 million for the first quarter of fiscal 2015, compared with $134.9 million for the fiscal quarter ended December 31, 2013. Adjusted net income attributable to AmeriGas Partners eliminates the impact of mark-to-market changes in commodity derivative instruments not associated with current period transactions. On a GAAP basis, including the impact of such mark-to-market changes, AmeriGas Partners reported a net loss of $39.6 million for the fiscal quarter ended December 31, 2014. Most of the mark-to-market adjustment relates to our normal business practice of hedging fixed-price commitments to our customers.

The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) was $188.5 million for the first quarter compared with $230.2 million in the prior year. Retail volumes sold for the first quarter decreased 9.1% to 340 million gallons from 374 million gallons in the prior year. The decrease in retail gallons sold reflects temperatures that were 9.6% warmer than the prior year and 6.2% warmer than normal according to the National Oceanic and Atmospheric Administration (“NOAA”). In a normal fiscal year, about 50% of first quarter degree days occur during the month of December and December 2014 was 18% warmer than last year and 13.4% warmer than normal according to NOAA.

Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, “We were able to effectively manage the challenge of the unseasonably warm weather that we experienced this quarter and deliver EBITDA of $189 million. Additionally, our Propane Exchange and National Accounts programs continued to grow. We were pleased to see a significant drop in propane commodity prices, which declined 55% during the quarter, and expect to see a lower cost of gas for the remainder of the year as we utilize our existing higher cost inventory. Declining propane prices are a positive development for our customers, and the industry as a whole, as we enjoy moderating gas costs following last year’s unprecedented run up in propane prices. The business remains strong, with a healthy balance sheet and distribution coverage ratio. We remain focused on delivering excellent customer service while optimizing business results regardless of the short-term vagaries of weather.”

-MORE-

AmeriGas Partners Reports Fiscal First Quarter Earnings	Page 2

Sheridan continued, “Following the weather impact we saw in the first quarter, we expect to report Adjusted EBITDA in the range of $635 million to $665 million for the fiscal year ending September 30, 2015. The midpoint of this guidance is approximately two percent below the record EBITDA we delivered in fiscal 2014, which benefitted from much colder weather than normal.”

About AmeriGas
AmeriGas is the nation’s largest retail propane marketer, serving approximately two million customers in all 50 states from over 2,000 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss first quarter fiscal 2015 earnings and other current activities at 9:00 AM EST on Thursday, February 5, 2015. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM EST on February 5 through 11:59 PM on February 11. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 63035555.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquisitions and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-02	###	2/4/15

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Propane	$812,735	$970,302	$3,283,301	$3,058,009
Other	76,057	75,524	272,600	277,713
	888,792	1,045,826	3,555,901	3,335,722
Costs and expenses:
Cost of sales - propane	578,541	562,448	2,050,685	1,704,459
Cost of sales - other	22,040	20,259	83,763	86,217
Operating and administrative expenses	246,651	237,548	973,066	937,959
Depreciation	38,682	41,503	151,199	162,486
Amortization	10,686	10,819	43,062	43,356
Other operating income, net	(10,148)	(6,444)	(31,154)	(30,776)
	886,452	866,133	3,270,621	2,903,701
Operating income	2,340	179,693	285,280	432,021
Interest expense	(41,034)	(41,590)	(165,025)	(165,826)
(Loss) income before income taxes	(38,694)	138,103	120,255	266,195
Income tax expense	(870)	(1,431)	(2,050)	(2,475)
Net (loss) income	(39,564)	136,672	118,205	263,720
Deduct net income attributable to noncontrolling interest	(7)	(1,774)	(2,781)	(4,265)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(39,571)	$134,898	$115,424	$259,455
General partner’s interest in net (loss) income attributable to AmeriGas Partners, L.P.	$6,137	$6,740	$26,146	$23,020
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(45,708)	$128,158	$89,278	$236,435
(Loss) income per limited partner unit (a)
Basic	$(0.49)	$1.14	$0.95	$2.53
Diluted	$(0.49)	$1.14	$0.95	$2.53
Average limited partner units outstanding:
Basic	92,893	92,847	92,887	92,837
Diluted	92,893	92,943	92,953	92,919
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	340.2	374.1	1,241.7	1,268.6
Wholesale gallons sold (millions)	14.2	37.5	70.1	113.0
Total margin (b)	$288,211	$463,119	$1,421,453	$1,545,046
Adjusted total margin (c)	$426,441	$463,119	$1,569,178	$1,545,046
EBITDA (c)	$51,701	$230,241	$476,760	$633,598
Adjusted EBITDA (c)	$188,535	$230,241	$622,993	$654,649
Adjusted net income attributable to AmeriGas Partners, L.P. (c)	$97,263	$134,898	$261,657	$259,455
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$17,013	$13,738	$73,562	$55,171
Transition capital related to Heritage integration	$—	$—	$—	$15,834
Growth capital expenditures	$13,417	$9,531	$47,533	$36,833

(a)
(Loss) income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

(b)	Total margin represents total revenues less cost of sales — propane and cost of sales — other.

(c)
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to(1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA, as adjusted to exclude gains and losses on commodity derivative instruments not associated with current-period transactions, to assess the profitability of the Partnership which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s EBITDA, as so adjusted, in its disclosure about industry segments as the profitability measure for its domestic propane segment.

Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.

The following tables include reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP for all the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Adjusted total margin:
Total revenues	$888,792	$1,045,826	$3,555,901	$3,335,722
Cost of sales - propane	(578,541)	(562,448)	(2,050,685)	(1,704,459)
Cost of sales - other	(22,040)	(20,259)	(83,763)	(86,217)
Total margin	288,211	463,119	1,421,453	1,545,046
Add net losses on commodity derivative instruments not associated with current-period transactions	138,230	—	147,725	—
Adjusted total margin	$426,441	$463,119	$1,569,178	$1,545,046

Adjusted net income attributable to AmeriGas Partners, L.P.:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(39,571)	$134,898	$115,424	$259,455
Add net losses on commodity derivative instruments not associated with current-period transactions	138,230	—	147,725	—
Noncontrolling interest in net loss on commodity derivative instruments not associated with current-period transactions	(1,396)	—	(1,492)	—
Adjusted net income attributable to AmeriGas Partners, L.P.	$97,263	$134,898	$261,657	$259,455

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
EBITDA and Adjusted EBITDA:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(39,571)	$134,898	$115,424	$259,455
Income tax expense	870	1,431	2,050	2,475
Interest expense	41,034	41,590	165,025	165,826
Depreciation	38,682	41,503	151,199	162,486
Amortization	10,686	10,819	43,062	43,356
EBITDA	51,701	230,241	476,760	633,598
Heritage Propane acquisition and transition expense	—	—	—	21,051
Add net losses on commodity derivative instruments not associated with current-period transactions	138,230	—	147,725	—
Noncontrolling interest in losses on commodity derivative instruments not associated with current-period transactions	(1,396)	—	(1,492)	—
Adjusted EBITDA	$188,535	$230,241	$622,993	$654,649

The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending September 30, 2015:

Forecast Fiscal Year Ending September 30, 2015
Adjusted net income attributable to AmeriGas Partners, L.P. (estimate) (d)	$286,000
Interest expense (estimate)	163,000
Income tax expense (estimate)	4,000
Depreciation (estimate)	154,000
Amortization (estimate)	43,000
Adjusted EBITDA (e)	$650,000

(d)
Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted.

(e)	Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2015.